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EXHIBIT 99.1

                            NEWS RELEASE

www.divine.com	NASDAQ:DVIN
divine Contacts
Individual Investors: Brenda Lee Johnson Direct: 773.394.6873 Brenda.Johnson@divine.com	Media Inquiries: Susan Burke/Anne Schmitt Direct: 773.394.6746 / 6827 susan.burke@divine.com anne.schmitt@divine.com	International Media: Chris Blaik Direct: +44 0 20 7070 9520 Chris.blaik@divine.com

FOR IMMEDIATE RELEASE

DIVINE SECURES OVER $61 MILLION IN NEW EQUITY FINANCING LED BY
OAK INVESTMENT PARTNERS

divine Positioned for Profitable Growth

CHICAGO—May 30, 2002—divine, inc., (Nasdaq: DVIN), a leading provider of solutions for the extended enterprise, today announced that it has secured equity financing totaling more than $61 million from a group led by Oak Investment Partners, one of America's oldest and largest venture capital firms. This investment, in combination with ongoing expense reduction efforts, positions divine to achieve its goal of profitability by the fourth quarter with substantial cash reserves.

"During the past year, we have aggressively executed upon our strategy of building a critical mass of offerings to support the Extended Enterprise. The divine management team is very proud of the progress we have made so far, and customers are responding enthusiastically both to our vision of the extended enterprise and our best-of-breed products and services that address this market need," said divine Chairman and Chief Executive Officer Andrew "Flip" Filipowski. "Oak Investment Partners shares our belief in the exceptional potential of this market and the ongoing consolidation opportunities, and recognizes divine's leadership position in it. This investment from Oak provides divine with funding sufficient to carry out our strategy and is principally intended to assure customers of our strong financial position."

Oak Investment Partners and other investors have agreed to purchase over $61 million of preferred divine stock, which is convertible into common stock at a conversion price of $6 per share. Under the terms of the investment documents, the investors have agreed to purchase approximately $23.0 million in convertible preferred stock of divine immediately, and have agreed to purchase an additional $38.0 million in convertible preferred stock after divine's stockholders approve the second purchase. At the funding of the second purchase, the investors will also receive warrants to purchase approximately $9.5 million in divine stock. Assuming the conversion of the convertible preferred stock and warrants into divine common stock and the completion of divine's one-for-twenty-five reverse stock split, the investors will acquire approximately 3,823,000 divine common shares in the first purchase, up to approximately 6,333,000 shares in the second purchase, and will have the right to purchase 1,583,000 shares by exercising the warrant. Under the terms of the financing, the convertible preferred stock held by the investors will vote as-if-converted with divine's common stock. The investors have agreed not to transfer divine shares for one year after the investment. Oak also will be entitled to appoint up to two directors to divine's Board of Directors. The second purchase is subject to approval by divine's shareholders; divine expects to obtain shareholder approval prior to July 31, 2002.

Oak Investment Partners has sponsored more than 350 companies with aggregate annual revenues in excess of $100 billion. The firm targets rapidly growing companies that address large, dislocating or expanding new markets and have experienced management teams and business models that are expected to deliver long-term value for shareholders. Among the companies it has funded include Compaq, Informix, Inktomi, ILOG, Parametric, Polycom, Sybase, Synopsys, Wellfleet and Wireless Facilities, Inc.

"divine has assembled the right mix of enterprise applications and service offerings to address a significant opportunity in the emerging extended enterprise market," said Fredric Harman, general partner of Oak Investment Partners. "This opportunity, combined with our confidence in the divine management team's ability to execute, makes divine a very attractive investment for Oak. We are impressed with the market position divine has established to date and believe this additional financing round provides the company with a strong capital base to achieve its financial and business goals."

divine also announced that, due to the continued success of the ongoing integration of its acquired businesses, it expects to be able to further reduce annual expenses by an additional $40 million in the second quarter. This is in addition to the $45 million in previously announced consolidation savings achieved during the first and second quarters.

"We have committed all along to reducing our cash burn by reducing overhead associated with our acquisitions and through ongoing expense reductions. As a result of these actions, we will have eliminated approximately $85 million in additional annual expenses by the second quarter, representing a significant step toward achieving profitability by the fourth quarter," said Chief Financial Officer Michael Cullinane. "We believe that, with the cash received in this investment combined with the cash we anticipate receiving at the close of our acquisitions of Viant Corporation and Delano Technology, we will have in excess of $180 million in cash in July. This level of cash reserves is well above our operational requirements but required in this market to assure customers."

About divine, inc.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.

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© 2002 divine, inc. divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; divine's ability to develop enterprise Web software and services; the uncertainty of customer demand for enterprise Web software and services; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to retain key personnel; divine's ability to predict revenues from project-based engagements; divine's ability to keep pace with technological developments and industry requirements; divine's ability to efficiently manage its growing operations; changes in the market for Internet services and the economy in general, including as a result of any additional terrorist attacks or responses to terrorist attacks; increasing competition from other providers of software solutions and professional services; the extent to which customers want to purchase software applications under hosted subscription based models; divine's ability to address the risks associated with international operations; divine's ability to become cash flow positive before it depletes its cash reserves or become insolvent; divine's ability to maintain its Nasdaq listing; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Special Note on Forward-Looking Statements" in divine's most recent Forms 10-K and 10-Q filed with the SEC. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.

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  EXHIBIT 99.1